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                                                                EXHIBIT 23.1


                   CONSENT OF JOSEPH DECOSIMO AND COMPANY, LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of BFC Guaranty Corp. and Castle Rock Ranch Public Improvements Authority, respectively, for the registration and guarantee of $66,975,000 par value of Public Facilities Revenue Bonds, Series 1996B, and to the inclusion herein of our reports dated November 19, 1996, except for the subsequent events notes as to which the date is December 13, 1996, with respect to the financial statements of BFC Guaranty Corp. and Castle Rock Ranch Public Improvements Authority for the period from March 29, 1996 to October 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ JOSEPH DECOSIMO AND COMPANY, LLP
                                       --------------------------------------
                                           Joseph DeCosimo and Company
                                           A Tennessee Registered Limited
                                           Liability Partnership



Chattanooga, Tennessee
December 13, 1996